SECURITIES PURCHASED PURSUANT TO RULE 10f-3
MORGAN GRENFELL FIXED INCOME FUND
Q1, 1999
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					Security Purchased		Comparison Security		Comparison Security
Underwriters			Goldman Sachs, JP Morgan, 	Morgan Stanley, CS First 	Goldman Sachs, J.P. Morgan,
					Morgan Stanley, ABN Amro, 	Boston, Goldman Sachs		Morgan Stanley
					Barclays, Chase, Warburg

Issuer				Pemex Finance			PDVSA Finance Ltd.		Pemex Finance

Years of continuous
operation, including
predecessors			> 3 years				> 3 years				> 3 years

Security 				PEMEX 6.55%, 2/15/08 144a	VENPET 6.45%, 2/15/04		PEMEX 6.3%, 5/15/10 144a

Is the affiliate a manager
or co-manager of offering?	no					no					no

Name of underwriter or
dealer from which
purchased				Goldman Sachs			n/a					n/a

Firm commitment
underwriting?			yes					yes					yes

Trade date				2/18/1999				n/a					n/a

Total dollar amount of
offering sold to QIBs		$300,000,000			n/a					n/a

Total dollar amount of
any concurrent
public offering			$700,000,000			$400,000,000			$400,000,000

Total					$1,000,000,000			$400,000,000			$400,000,000

Public offering price		99.956				99.8938				99.934

Price paid if other than
public offering price		same					n/a					n/a

Underwriting spread or
commission				0.40%					0.35%					0.45%

Rating				AAA/Aaa				A3/A					AAA/Aaa

Current yield			6.61%					6.05%					6.59%

Total par value purchased	$27,775,000				n/a					n/a

$ amount of purchase		$27,762,779				n/a					n/a

% of offering purchased
by fund				2.78%					n/a					n/a

% of offering purchased by
associated funds			0.00%					n/a					n/a

Total					2.78%					n/a					n/a
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